SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 1, 2009
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2009, Glenn W. Schaeffer resigned from the Board of Directors of Schiff Nutrition International, Inc. (the “Board”). Mr. Schaeffer was appointed to the Board on November 26, 2007 (effective as of December 1, 2007) and served as a member of both the Compensation and Audit Committees of the Board.

On April 1, 2009 upon Mr. Schaeffer’s resignation, the Board expanded the size of the Board from eight to nine members and appointed Michael Hyatt and Eugene B. Jones as directors of the Company to hold office until the Company’s annual meeting of shareholders in 2009 or until their successors are qualified and elected. Mr. Hyatt was appointed as a member of the Compensation Committee and Mr. Jones was appointed as a member of the Audit Committee.  The expansion of the size of the Board and the appointments to the Board and the Committees will be effective as of April 21, 2009.   A copy of the April 1, 2009 press release regarding the appointment to the Board of Messrs. Hyatt and Jones is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Hyatt has been a Senior Advisor at Irving Place Capital since October 2008.  Prior to that, he was a Senior Managing Director of Investment Banking at Bear Stearns, having joined in 1980.  Mr. Hyatt serves on the Board of Directors of Endo Pharmaceutical Corp.

Mr. Jones was a partner of KPMG LLP until his retirement in April 2002.  He was elected to partnership with the firm in 1984.  From April 2004 through January 2007, Mr. Jones was Chief Financial Officer of Amedica Corporation, an early stage company seeking to develop ceramic orthopedic implants for spinal and reconstructive joint applications.

Messrs. Hyatt and Jones will each receive the standard non-employee director compensation, including an $18,000 annual retainer and $2,000 per Board meeting attended.   Mr. Hyatt will be paid $1,000 per Compensation Committee meeting attended.  Mr. Jones will be paid $1,500 per Audit Committee meeting attended.  In addition, pursuant to the terms of the Company’s 2004 Incentive Award Plan, as amended (the “2004 Plan”), Messrs. Hyatt and Jones will each receive an initial grant of restricted stock on April 21, 2009 with a fair market value of $40,000.  The restricted stock will vest in substantially equal annual installments over a period of approximately three years from the grant date, subject to continued service on the Board.  Also pursuant to the terms of the 2004 Plan, Messrs. Hyatt and Jones will each receive a three year service grant of restricted stock on April 21, 2009 with a fair market value of $60,000.  The three year service restricted stock will cliff vest in one installment on the third anniversary of the grant date, subject to continued service on the Board.

The Company will also enter into Indemnification Agreements with each of Mr. Hyatt and Mr. Jones effective as of April 21, 2009.  The Indemnification Agreements provide for indemnification of, and advancement of litigation and other expenses to, Mr. Hyatt and Mr. Jones to the fullest extent permitted by law for claims relating to their service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 10.1.  The Indemnification Agreement is similar to the indemnification agreements entered into with certain directors and executive officers of the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.

Item. 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1.	Form of Indemnification Agreement (previously filed in the Company’s Current Report on Form 8-K filed on August 10, 2005 and incorporated herein by reference).

99.1.	Press Release dated April 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schiff Nutrition International, Inc.

April 1, 2009	By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President & Chief Financial Officer

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